Michael F. Albanese, CPA
18 Lisa Court
Parsippany, NJ 07054
Phone (973) 887-8124; Fax 9103
Cell (201) 406-5733 E-mail: Mike@costreductionsolutions.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports with respect to the financial statements contained in the Company's Amendment No. 5 to Form 10, General Registration of Securities Pursuant to Section 12(b) of (g) of The Securities Exchange Act of 1934. We consent to the use of the aforementioned reports in the Company's Amendment No. 5 to Form 10 and any reference to us therein.

/s/ Michael F. Albanese, CPA

Michael F. Albanese, CPA

February 14, 2011